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                                                                  Exhibit 10.6

                  YELLOW CORPORATION - 1996 STOCK OPTION PLAN

1.   Purpose

     The Yellow Corporation 1996 Stock Option Plan is designed to enable qualified executive, managerial, supervisory and professional personnel of Yellow Corporation and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

2.   Definitions

     When used herein, the following terms shall have the meaning set forth below:

     2.1 "Award" shall mean an Option, an SAR or a Restricted Stock Award.

     2.2 "Board" means the Board of Directors of Yellow Corporation.

     2.3 "Committee" means the members of the Board's Compensation Committee who are non-employees and "disinterested persons" as defined in Rule 16b-3(c)(2)(i) of the Securities and Exchange Commission as it exists on the effective date of the Plan or a subsequently amended or interpreted.

     2.4 "Company" means Yellow Corporation.

     2.5 "IRC '86" means the Internal Revenue Code of 1986, as in effect as of the effective date of the Plan or as thereafter amended, and applicable regulations.

     2.6 "Fair Market Value" means with respect to the Company's Shares the closing price of the Shares as reported by NASDAQ or if the closing price is not reported, the bid price of the Shares as reported by NASDAQ on the last day prior to the date on which the value is to be determined on which transactions in Shares were so reported.

     2.7 "Grantee" means a person to whom an Award is made.

     2.8 "Non-Qualified Stock Option" or "NQSO" means an Option awarded under the Plan which by its terms and conditions is not, and is not intended to be, an "Incentive Stock Option" as defined by IRC '86.

     2.9 "Option" means the right to purchase, at a price, for a term, under conditions, and for cash or other considerations fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, a number of shares specified by the Committee.

     2.10 "Plan" means the Company's 1996 Stock Option Plan.

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     2.11 "Restricted Stock Award" means the grant of a right to receive, at a time or times fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

     2.12 "SAR" means a right to surrender to the Company all or a portion of an Option to be paid therefore an amount, as determined by the Committee, no greater than the excess, if any, of (i) the Fair Market Value, on the date such right is exercised, of the Shares to which the Option or portion thereof relates, over (ii) the aggregate option price of those Shares.

     2.13 "Shares" means shares of the Company's common stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan.

     2.14 "Subsidiary" means any business, whether or not incorporated, in which the Company, at the time an Award is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

     2.15 "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option or an SAR, or to receive Shares issuable in satisfaction of a Restricted Stock Award, by bequest or inheritance or by reason of the death of the Grantee, as provided in accordance with Section 10 hereof.

     2.16 "Term" means the period during which a particular Option or SAR may be exercised or the period during which the restrictions placed on a Restricted Stock Award are in effect.

     2.17 "QDRO" means a qualified domestic relations order as defined by IRC '86 or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

3. Administration of the Plan

     3.1 The Plan shall be administered by the Committee.

     3.2 The Committee shall have plenary authority, subject to the provisions of the Plan, to determine when and to whom Awards shall be granted, the Term of each Award, the number of Shares covered by it, the participation by Grantee in other plans, and any other terms or conditions of each such Award. The Committee may grant such additional benefits in connection with any Award as it deems appropriate. The number of Shares, the Term, the other terms and conditions of a particular kind of Award and any additional benefits granted in connection with any Award need not be the same, even as to Awards made at the same time. The Committee's actions in making Awards and fixing their size, Term and other terms and conditions and in granting any additional benefits in connection with any Award shall be conclusive on all persons.



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     3.3 The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Grantees, all Successors, and any other persons, whether that person is claiming under or through any Grantee or otherwise.

     3.4 The Committee shall regularly inform the Board as to its actions with respect to all Awards under the Plan and the Terms and conditions of such Awards in a manner, at such times, and in such form as the Board may reasonably request.

4.   Eligibility

     Awards may be made under the Plan only to employees of the Company or a Subsidiary who have executive, managerial, supervisory or professional responsibilities. Officers shall be employees for this purpose, whether or not they are also Directors, but a Director who is not such an employee shall not be eligible to receive an Award. Awards may be made to eligible employees whether or not they have received prior Awards, under the Plan or under any previously adopted plan, and whether or not they are participants in other benefit plans of the Company. In making a determination concerning the granting of Awards to eligible employees, the Committee may take into account the nature of the services they have rendered or that the Committee expects they will render, their present and potential contributions to the success of the business, the number of years of effective service they are expected to have and such other factors as the Committee in its sole discretion shall deem relevant.

5.   Shares Subject to Plan

     1,500,000 Shares are hereby reserved for issuance in connection with Awards under the Plan. The Shares so issued may be unreserved Shares held in the treasury however acquired or Shares which are authorized but unissued. Any Shares subject to issuance upon exercise of Options or upon the lapsing of restrictions imposed in connection with the making of Restricted Stock Award prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards only to the extent that cash is issued in satisfaction of the exercise of such Shares.

6.   Granting of Options

     6.1 Subject to the terms of the Plan, the Committee may from time to time grant Options to eligible employees.

     6.2 The purchase price of each Share subject to Option shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of the Share on the date the Option is approved by the Board.

     6.3 Each Option shall expire and all right to purchase Shares thereunder shall cease on the date fixed by the Committee, which subject to the terms of the Plan, shall not be later than the tenth anniversary of the grant date of the Option.

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     6.4 Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee. Except to the extent otherwise provided in or pursuant to Sections 10 and 11, no Option shall become exercisable as to any Shares prior to the first anniversary of the date on which the Option was granted.

7.   Stock Appreciation Rights

     7.1 The Committee may, in its discretion, grant an SAR to the holder of an Option, either at the time the Option is granted or by amending the instrument evidencing the grant of the Option at any time after the Option is granted and more than six months before the end of the Term of the Options, so long as the grant is made during the period in which grants of SARs may be made under the Plan.

     7.2 Each SAR shall be for such Term, and shall be subject to such other terms and conditions, as the Committee shall impose. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations on the amount of appreciation which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Grantee upon his exercise of an SAR shall be paid in cash and what portion, if any, shall be payable in Shares. If and to the extent that Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

     7.3 Except to the extent otherwise provided in or pursuant to Sections 10 and 11, no SAR shall be exercisable during the first six months after its date of grant.

     7.4 Upon exercise of an SAR the Option, or portion thereof, with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

8.   Restricted Stock Awards

     8.1 Subject to the terms of the Plan, the Committee may also grant eligible employees Restricted Stock Awards.

     8.2 The terms and conditions of any such Award, including restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee. Except as provided in or pursuant to Sections 10 and 11, no such restrictions shall lapse earlier than the first, or later than the tenth, anniversary of the date of the Awards.

     8.3 The Committee may establish terms and conditions under which the Grantee of a Restricted Stock Award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which, as of the record date for such dividend, had been awarded but not delivered to him. Any such dividend equivalent shall be paid to the Grantee of the Restricted Stock Award at such time or times during the period when the Shares are being held by the Company pursuant to the terms of the Restricted Stock Award, or at the time the Shares to which the dividend equivalents apply are delivered to the Grantee, as the


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committee shall determine.  Any arrangement for the payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to receive Shares being held pursuant to the terms of the Restricted Stock Award shall lapse.

     8.4 The Committee, as defined by the Plan, may adopt and apply rules to ensure compliance with tax withholding requirements, including, but not limited to, the retention of a sufficient number of restricted shares upon which restrictions have lapsed to pay such tax.

9.   Non-Transferability of Rights

     No rights under any Award shall be transferable otherwise than by will or the laws of descent and distribution or pursuant to a QDRO, and the rights, and except to the extent otherwise provided in Section 13, the benefits, of any such Award may be exercised and received, respectively, during the lifetime of the Grantee only by him or by his guardian or legal representative or by an "alternate payee" pursuant to a QDRO.

10.  Death or Termination of Employment

     10.1 Subject to the provisions of the Plan, the Committee may make such provisions concerning exercise or lapse of Options or SARs on death or termination of employment as it shall in its discretion determine. No such provision shall extend the Term of an Option or SAR, nor shall any such provision permit an Option or SAR to be exercised prior to six months after the date on which it was granted, except in the event of death or termination by reason of disability.

     10.2 The effect of death or termination of employment on Shares issued or issuable pursuant to any Restricted Stock Awards shall be as stated in the Award.

     10.3 Transfers of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute termination of employment for purposes of any Award. The Committee may specify in the terms and conditions of an Award whether any authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Award and the Plan.

11. Provisions Relating to Termination of the Company's Separate Existence

     The Committee may provide that in the event that the Company is to be wholly or partly liquidated, or agrees to participate in a merger, consolidation or reorganization in which it, or an entity controlled by it, is not the surviving entity, any or all Options and SARs granted under the Plan shall be immediately exercisable in full and any or all Restricted Stock Awards made under the Plan shall be immediately payable in full.

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12.  Writings Evidencing Awards

     Each Award granted under the Plan shall be evidenced by a writing which may, but need not, be in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, other than those set forth in the Plan, and such other information as the Committee directs. Acceptance of any benefits of an Award by the Grantee shall be conclusively presumed to be an assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement to be signed by the Grantee.

13.  Exercise of Rights Under Awards

     13.1 A person entitled to exercise an Option or SAR may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other information the Committee may prescribe.

     13.2 The notice shall be accompanied by payment in full for the purchase price any Shares to be purchased with such payment being made in cash; shares of the Company's common stock having a Fair Market Value equivalent to the purchase price of such Shares; a combination thereof; or cashless exercise pursuant to the Cashless Exercise Program offered by the Company. No Shares shall be issued upon exercise of an Option until full payment has been made therefor.

     13.3 The notice of exercise of an SAR shall be accompanied by the Grantee's copy of the writing or writings evidencing the grant of the SAR and the related Option. No SARs, except those which entitle the Grantee to receive only Shares, shall be exercised during the period after it becomes exercisable except in accordance with the rules of the Securities and Exchange Commission.

     13.4 Upon exercise of an Option or SAR, or after grant of a Restricted Stock Award but before a distribution of Shares in satisfaction thereof, the Grantee may request in writing that the Shares to be issued in satisfaction of the Award be issued in the name of the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

     13.5 All notices or requests provided for herein shall be delivered to the Secretary of the Company.

14. Effective Date of the Plan and Duration

     14.1 The Plan shall become effective on July 18, 1996, subject to approval on that date, at a meeting of the Company's Board of Directors.

     14.2 No Awards may be granted under the Plan on or after July 18, 2006 although the terms of any Award may be amended at any time prior to the end of its Term in accordance with the Plan.

15. Date of Award

     The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such later date as shall be specified by the Committee in connection with its determination.

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16.  Shareholder Status

     No person shall have any rights as a shareholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

17.  Postponement of Exercise

     The Committee may postpone any exercise of an Option or SAR or the distribution of any portion of a Restricted Stock Award for such time as the Committee in its discretion may deem necessary in order to permit the Company
(i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option or an SAR or distributable in satisfaction of a Restricted Stock Award under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares, or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to recognize the exercise of an Option or an SAR to sell or issue shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the Term of an Option or SAR or shorten the Term of any restriction attached to any Restricted Stock Award. Neither the Company nor its directors or officers shall have any obligation or liability to the Grantee of an Award, to the Grantee's Successor or to any other person with respect to any Shares as to which the Option or SAR shall lapse because of such postponement or as to which issuance under a Restricted Stock Award was delayed.

18.  Termination, Suspension or Modification of Plan

     The Board may at any time terminate, suspend or modify the Plan. However, no termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination, suspension or modification, unless such Grantee or Successor shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right. Any member of the Board who is an officer or employee of the Company or a Subsidiary shall be without vote on any proposed amendment to the Plan, or on any other matter which might affect that member's individual interest under the Plan.

19. Adjustment for Changes in Capitalization

     Any increase in the number of outstanding Shares of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately in an increase in the aggregate number of Shares then available for the grant of Awards under the Plan, or becoming available through the termination, surrender or lapse of Awards previously granted but unexercised, and in the number of Shares subject to Awards then outstanding; and a proportionate reduction shall be made in the per share option price as to any outstanding

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Options.  Any fractional shares resulting from such adjustment shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board shall make such adjustment in the number or class of shares, remaining subject to Awards then outstanding and in the per share option price as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.

20.  Delivery of Shares in Lieu of Cash Incentive Awards

     20.1 Any employee otherwise eligible for an Award under the Plan who is eligible to receive a cash incentive payment from the Company under any management incentive plan may make application to the Committee in such manner as may be prescribed from time to time by the Committee, to receive Shares from the Plan in lieu of all or any portion of such cash payment.

     20.2 The Committee may in its discretion honor such application by delivering Shares from the Plan to such employee equal in Fair Market Value to that portion of the cash payment otherwise payable to the employee under such incentive plan for which a Share delivery is to be made in lieu of cash payment.

     20.3 Any Shares delivered to employees under the plan in lieu of cash incentive payments shall come from the aggregate number of Shares authorized for use by the Plan and shall not be available for any other Awards under the Plan.

     20.4 Such applications and such delivery of Shares shall not be permitted on or after July 18, 2006.

21.  Loans

     21.1 The Company may make loans to Grantees for the sole purpose of exercising Option Awards under the Plan and meeting the Federal tax consequences of such exercise. Such loans shall be subject to the terms and conditions established by the Committee from time to time which shall in all cases include those specific items contained in this Section 21 as well as such other items as may be established by the Committee.

     21.2 No loan shall exceed the exercise price of the option to be exercised plus the amount of Federal income taxes reasonably estimated to be due at the exercise of the option or within the next following seven month period.

     21.3 No loan shall have a term exceeding five years subject to renewal at the discretion of the Committee and notwithstanding any other terms of the loan shall be fully due and payable on the loan recipient's termination of employment. In the case of termination due to disability, the Committee at its discretion, may extend the terms of the loan beyond termination.

     21.4 Interest shall be charged on the loan with a rate established by the Committee but in no case less than an amount equal to any dividends payable during the term of the loan on the Shares being purchased by the Grantee at the exercise of the Option. Such minimum interest rate shall be determined by dividing the dividends paid on such Shares during the preceding twelve months by the Option price for such Shares.

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     21.5 If such a loan is made to a Grantee, the Company shall not deliver a certificate or any shares purchased with the loan proceeds, until such time as the loan is repaid.

22.  No-Uniform Determination

     The Committee's determination under the Plan including, without limitation, determination of the persons to receive Awards, the form, amount and type of Awards (e.g. NQSOs, Restricted Stock Awards), the terms and provisions of Awards and the written material evidencing such Awards, the grant of additional benefits in connection with any Award, and the granting or rejecting of loans or applications for delivery of stock in lieu of cash bonus or incentive payments need not be uniform and may be made selectively among otherwise eligible employees, whether or not such employees are similarly situated.

23.  Taxes

     The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to any amounts payable under any Awards after giving the person entitled to receive such amount notice as far in advance as practicable, and the Company may defer making payment of any Award if any such tax, charge or assessment may be pending until indemnification to its satisfaction.

24.  Tenure

     An employee's right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that he is a participant under this Plan. At the sole discretion of the Committee, an employee terminated for cause may be required to forfeit all of his rights under the Plan, except as to Options or SARs already exercised and Restricted Stock Awards on which restrictions have already lapsed.

25.  Application of Proceeds

     The proceeds received by the Company from the sale of its Shares under the Plan shall be used for general corporate purposes.

26.  Other Actions

     Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.